Exhibit 33.6

MANAGEMENT’S ASSERTION OF COMPLIANCE

Management of the Agency and Trust division of Citibank, N.A. (or “Company”) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the servicing criteria set forth in Item 1122(d) of Regulation AB are applicable in regard to the servicing platform as of and for the period as follows:

Platform:  Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended)  and certain privately-issued (i.e., for which transaction-level reporting is required pursuant to contractual obligation) residential mortgage-backed securities issued on or after January 1, 2006, as listed in Appendix A, for which the Company provides the following servicing functions:

•	paying agent, securities administration and trustee; or
•	securities administration and paying agent; or
•	paying agent and trustee; or
•	paying agent

The Platform also includes the transactions listed in Appendix B for which the Company is not a party to the transaction agreements, but for which securities administration servicing functions have been outsourced to the Company by a party to the transaction agreements.

Applicable Servicing Criteria:  All servicing criteria set forth in Item 1122(d), to the extent required by Item 1122(d) servicing criteria in regards to the activities performed by the Company with respect to the Platform as to any transaction, except for the following servicing criteria: 1122(d)(1)(iii)-1122(d)(1)(iv), 1122(d)(2)(iii), 1122(d)(4)(i)-1122(d)(4)(ii) and 1122(d)(4)(iv)-1122(d)(4)(xiv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the “Applicable Servicing Criteria”).  Servicing criterion 1122(d)(1)(v) is applicable only to the activities the Company performs related to the mathematically accurate aggregation of information received from servicers and the accurate conveyance of such information within reports to investors.  Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company’s obligation to report additions, removals or substitutions on reports to investors in accordance with the transaction agreements.  With respect to servicing criterion 1122(d)(1)(ii), there were no activities performed during the twelve months ended December 31, 2020 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.

Period:  Twelve months ended December 31, 2020 (the “Period”).

With respect to the Platform as of and for the Period, the Company’s management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

•	The Company’s management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.
•

The Company’s management has assessed compliance with the Applicable Servicing Criteria. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

•	Based on such assessment, the Company has complied, in all material respects, with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

CITIBANK, N.A.

By:
Its:	Managing Director.

Dated: March 1, 2021

Appendix A

Mortgage-backed Transactions and Securities Constituting the Platform

Deal Name	Deal Name	Deal Name
AHMA 2006-3	CMLTI 2006-NC2	CMLTI07-AR7 Mtge pass-thru
AHMA 2006-4	CMLTI 2006-WF1	CMLTI07-AR8, Mtge pass-thru
BAFC 2007-6	CMLTI 2006-WF2	CMS 06-4 REMIC PTC
Citi RMtge Sec REMIC 06-1	CMLTI 2006-WFHE1	CMS 06-5 REMIC pass-thru
Citi Resi Mtge Sec REMIC 06-2	CMLTI 2006-WFHE3	CMS 06-7 REMIC PTC
Citi Resid Mtge Sec 06-3 REMIC	CMLTI 2006-WFHE4	CMS 07-1 Sr and Sub REMIC PTC
Citi Resi Mtge Sec 07-2 REMIC	CMLTI 2006-WMC1	CMS 07-2 REMIC PTC
Citi Resi Mtge Sec,07-1 REMIC	CMLTI 2007-10	CMS 07-3 REMIC PTC
CitiMTGE Alt Ln TR 06-A1	CMLTI 2007-AHL1	CMS 07-4 REMIC pass-thru
CitiMtge Alt Ln Tr 06A2 REMIC	CMLTI 2007-AHL2	CMS 07-6 Sr and Sub REMIC PTC
CitiMtge Alt Ln Tr 06-A3	CMLTI 2007-AMC1	CMS 07-7 REMIC pass-thru
CitiMtge Alt Ln Tr REMIC 07A3	CMLTI 2007-AMC3	CMS 07-8 REMIC PTC
CitiMtge Alt Ln Tr 06-A4-Remi	CMLTI 2007-WFHE1	CMS 07-9 REMIC pass-thru
CitiMtge Alt Ln Tr 07-A5 REMI	CMLTI 2007-WFHE2	CMSCMS REMIC 07-5
CitiMtge Alt Ln Tr06-A5 REMIC	CMLTI 2007-WFHE3	CMSCMSI 06-2 REMIC pass-thru
CitiMtge Alt Ln Tr06-A6 Sr sb	CMLTI 2007-WFHE4	CMSI 2008-2
CitiMtge Alt Ln Tr06-A7 Sr Su	CMLTI 2008-2	CMSI Mtge PasThru Cert 08-1
CitiMtge Alt Ln Tr07-A1 SrSub	CMLTI06-4 Mtge pass-thru	CMSREMIC pass-thru,06-1
CitiMtge Alt Ln Tr07-A2 REMIC	CMLTI06-AR1 MBNts	CMSREMIC pass-thru,06-3
CitiMtge Alt Ln Tr07-A4 SrSub	CMLTI06-AR2 MBCerts	CMSREMIC pass-thru,06-6
CitiMtge Alt Ln Tr07-A6	CMLTI06-AR3 Mtge pass-thru	CSMC 2012-9
CitiMtge Alt Ln Tr07-A7 SrSub	CMLTI06-AR5 Mtge pass-thru	HALO 07-1
CitiMtge Alt Ln Tr07-A8 SrSub	CMLTI06-AR6 Mtge Pass-ThruCRT	HALO 2006-2
CMLTI 2006-WFHE2	CMLTI06-AR7 Mtge pass-thru	HALO 2007-AR1
CMLTI 07-AHL3	CMLTI06-AR9 Mtge pass-thru	HALO 2007-WF1
CMLTI 2006-AMC1	CMLTI-07-2 Mtge Pass Thru CRT	HASCO 06-HE2 HSI Asset Secu Tr06-HE2
CMLTI 2006-HE1	CMLTI07-6, Mtge pass-thru	HASCO07-OPT1 Mtge pass-thru
CMLTI 2006-HE2	CMLTI07-AR1 Mtge pass-thru	LMT 2006-1
CMLTI 2006-HE3	CMLTI07-AR4 Mtge pass-thru	LMT 2006-3
CMLTI 2006-NC1	CMLTI07-AR5 Mtge pass-thru	LMT 2006-4

Deal Name	Deal Name	Deal Name
PHH Mtge 2006-1 RMBS	SEMT 2013-3	SEMT 2018-2
PHH Mtge 2006-2 RMBS	SEMT 2013-4	SEMT 2018-3
PHH Mtge 2006-3 RMBS	SEMT 2013-6	SEMT 2018-4
PHH Mtge 2006-4 RMBS	SEMT 2013-7	SEMT 2018-5
PHH Mtge 2007-1 RMBS	SEMT 2013-8	SEMT 2018-6
PHH Mtge 2007-2 RMBS	SEMT 2013-9	SEMT 2018-7
PHH Mtge 2007-3 RMBS	SEMT 2013-10	SEMT 2018-8
PHH Mtge 2007-4 RMBS	SEMT 2013-11	SEMT 2018-CH1
PHH Mtge 2007-5 RMBS	SEMT 2013-12	SEMT 2018-CH2
PHH Mtge 2007-6 RMBS	SEMT 2014-1	SEMT 2018-CH3
PMT 2013-J1	SEMT 2014-2	SEMT 2018-CH4
SASCO BNC 07-3	SEMT 2014-3	SEMT 2019-1
SASCO Lehman XS 2006-1	SEMT 2014-4	SEMT 2019-2
SASCO Lehman XS 2006-5	SEMT 2015-1	SEMT 2019-3
SASCO Lehman XS 2006-7	SEMT 2015-2	SEMT 2019-4
SASCO Lehman XS 2006-9	SEMT 2015-3	SEMT 2019-5
SASCO Lehman XS 2006-13	SEMT 2015-4	SEMT 2019-CH1
SASCO Lehman XS 2006-17	SEMT 2016-1	SEMT 2019-CH2
SASCO Lehman XS 07-11	SEMT 2016-2	SEMT 2019-CH3
SASCO Mtge pass-thru,06-3H	SEMT 2016-3	SEMT 2020-1
SASCO Mtge pass-thru,06-S2	SEMT 2017-1	SEMT 2020-2
SASCO Mtge pass-thru,06-S4	SEMT 2017-2	SEMT 2020-3
SASCO Mtge pass-thru,06-S3	SEMT 2017-3	SEMT 2020-4
SEMT 2012-2	SEMT 2017-4	SEMT 2020-5
SEMT 2012-3	SEMT 2017-5	SEMT 2020-MC1
SEMT 2012-4	SEMT 2017-6	WAMU 2007-HE2
SEMT 2012-5	SEMT 2017-7	WAMU 2007-HE3
SEMT 2012-6	SEMT 2017-CH1	WAMU 2007-HE4
SEMT 2013-1	SEMT 2017-CH2
SEMT 2013-2	SEMT 2018-1

Appendix B

Mortgage-backed Transactions and Securities Constituting the Platform1

Deal Name
RALI06QH1
RALI06QO1
RALI06QO10
RALI06QO2
RALI06QO3
RALI06QO4
RALI06QO5
RALI06QO6
RALI06QO7
RALI06QO8
RALI06QO9
RALI07QH1
RALI07QH2
RALI07QH3
RALI07QH4
RALI07QH5
RALI07QH6
RALI07QH7
RALI07QH8
RALI07QH9
RALI07QO1
RALI07QO2
RALI07QO3
RALI07QO4
RALI07QO5

1 The transactions listed consist of certain transactions for which the Company is not a party to the transaction agreements, but for which securities administration servicing functions have been outsourced to the Company by a party to the transaction agreements with respect to servicing criteria 1122(d)(1)(v), 1122(d)(3)(i)(A), 1122(d)(3)(i)(B) and 1122(d)(3)(i)(D), as well as 1122(d)(3)(ii), but only as it relates to the allocation of amounts due to investors in accordance with the distribution priority and other terms set forth in the transaction agreements.